Exhibit 99.1

First Bancshares, Inc. Announces the Acquisition of Sunshine Financial, Inc.
Hattiesburg, MS and Tallahassee, FL, Dec. 6, 2017 – The First Bancshares, Inc. (NASDAQ: FBMS) ("First Bancshares" or "the Company"), holding company for The First, A National Banking Association ("The First"), announced today the signing of an Agreement and Plan of Merger with Sunshine Financial, Inc. ("Sunshine"), parent company of Sunshine Community Bank, under which First Bancshares has agreed to acquire 100% of the common stock of Sunshine in a combined stock and cash transaction.
Under the terms of the Agreement and Plan of Merger, each Sunshine shareholder will have the option to receive either $27.00 in cash or 0.93 of a share of First Bancshares' common stock in exchange for each share of Sunshine common stock, subject to customary pro-ration and reallocation procedures, so that 75% of Sunshine shares will receive the stock consideration and 25% will receive the cash consideration. The aggregate consideration is valued at approximately $32.1 million, based on 1,027,599 Sunshine common shares outstanding, 80,000 Sunshine in-the money options and FBMS' stock price of $33.35 per share as of December 6, 2017.
At September 30, 2017, Sunshine had approximately $194 million in assets, $161 million in loans, $142 million in deposits and $22.2 million in stockholder's equity. Sunshine Community Bank serves Leon County, Florida, through 5 locations operating in Tallahassee. The transaction will expand The First's footprint in the Florida panhandle, including its entry into the Tallahassee market.
The Agreement and Plan of Merger has been approved by the Boards of Directors of First Bancshares and Sunshine. The closing of the transaction, which is expected to occur in the second quarter of 2018, is subject to customary conditions, including regulatory approval and approval by the shareholders of Sunshine.
Louis O. Davis, Jr., President and Chief Executive Officer of Sunshine, commented, "We are very happy to join First Bancshares and believe this combination will provide significant value to our shareholders, clients and employees.  We also believe this is a natural fit which increases lending capabilities, expands capital resources and provides a more expansive product offering to the Tallahassee business community."
Advisors
Keefe, Bruyette and Woods, Inc. served as financial advisor to First Bancshares, and Alston & Bird LLP served as its legal advisor. Banks Street Partners, LLC served as financial advisor to Sunshine and Silver, Freedman, Taff & Tiernan LLP served as its legal advisor.
Combined Company
Upon completion of all transactions, including First Bancshares pending acquisition of Southwest Banc Shares, Inc., the combined Company will have approximately $2.4 billion in total assets, $2 billion in total deposits and $1.6 billion in total loans. The Company will have 63 locations in Mississippi, Louisiana, Alabama, and Florida.

M. Ray "Hoppy" Cole, President & Chief Executive Officer of First Bancshares and The First, commented,
"We are excited and look forward to welcoming the clients and employees of Sunshine to our team.  Sunshine is well known in Tallahassee as a customer focused organization that delivers exemplary service.  These attributes align perfectly with our commitment to service at The First.
The combination of our companies will provide increased capacity with expanded product lines to better serve our existing clients and aggressively pursue new relationships.
Tallahassee is a growing market which is a natural extension of our strategic vision to build market share in the Florida panhandle and a continuation of our plan to build a regional community bank in the Gulf South.
We welcome those Sunshine shareholders who will become shareholders of First Bancshares.  Local ownership is an integral part of our community bank model.  Our Company will continue to be focused on safe, sound, profitable growth and will look for opportunities to enhance shareholder value."
Conference Call
First Bancshares will host a conference call for analysts and investors on Thursday, December 7, 2017 at 10:30 a.m. CT to discuss the transaction with Sunshine, as well as First Bancshares' pending acquisition of Southwest Banc Shares, Inc. and its recent capital raise.  The call can be accessed by dialing (866) 341-8906 (toll free) or (706) 758-0262 (international) and by identifying the conference ID number 3377939.  For those unable to listen to the conference call live, a recording of the conference call will be available from approximately 1:30 p.m. CT December 7, 2017 through December 14, 2017 by dialing (855) 859-2056 or (404) 537-3406 and by identifying the conference ID number 3377939.
Additionally, an investor presentation summarizing the transaction, including key operating assumptions, is available on FBMS's website at https://www.thefirstbank.com/ under investor relations.
About The First Bancshares, Inc.
The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama and Florida. The Company's stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company's website: www.thefirstbank.com.
About Sunshine Financial, Inc.
Sunshine Financial, Inc. is the holding company of Sunshine Community Bank, a community savings bank with five branch locations in Tallahassee, Florida.  Sunshine's stock is traded on the OTCPink under the symbol SSNF.  Additional information is available on Sunshine Community Bank's website: https://www.sunshinesavingsbank.com/.
Forward Looking Statement
This news release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the Merger, the expected returns and other benefits of the Merger, to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on the Company's capital ratios. Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (4) the risk of successful integration of Sunshine's business into the Company, (5) the failure to obtain the necessary approvals by the shareholders of Sunshine, (6) the amount of the costs, fees, expenses and charges related to the Merger, (7) the ability by the Company to obtain required governmental approvals of the Merger, (8) reputational risk and the reaction of each of the companies' customers, suppliers, employees or other business partners to the Merger, (9) the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing of the Merger, (10) the risk that the integration of Sunshine's operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by the Company's issuance of additional shares of its common stock in the merger transaction, and (13) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in the Company's Annual Reports on Form 10-K for the year ended December 31, 2016, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Sunshine's Annual Reports on Form 10-K for the year ended December 31, 2016, and other documents subsequently filed by the Company and Sunshine with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither the Company nor Sunshine undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this new release or any related documents, the Company and Sunshine claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information About the Merger and Where to Find It
In connection with the proposed Merger, the Company will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 that will include a proxy statement of Sunshine and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SUNSHINE AND THE PROPOSED MERGER. The proxy statement/prospectus will be sent to the shareholders of Sunshine seeking the required shareholder approvals. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the SEC by the Company and Sunshine through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by the Company will also be available free of charge by directing a written request to The First Bancshares, Inc., 6480 U.S. Highway 98 West, Hattiesburg, Mississippi 39402 Attn: Chandra Kidd. The Company's telephone number is (601) 268-899.  Documents filed with the SEC by Sunshine will also be available free of charge by directing a written request to Sunshine Financial, Inc., 1400 East Park Avenue, Tallahassee, Florida 32301, Attn: Brian Baggett. Sunshine's telephone number is (850) 219-7200.

Participants in the Transaction
The Company, Sunshine and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Sunshine in connection with the proposed transaction. Information about these participants may be found in the definitive proxy statement of the Company filed with the SEC on April 12, 2017 and the definitive proxy statement of Sunshine filed with the SEC on April 18, 2017.  Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.  The definitive proxy statement can be obtained free of charge from the sources described above.
For additional information, contact:

The First Bancshares, Inc.	Sunshine Financial, Inc
M. Ray "Hoppy" Cole, Jr. Chief Executive Officer Dee Dee Lowery Chief Financial Officer (601) 268-8998	Louis O. Davis, Jr. President and Chief Executive Officer (850) 219-7200